eFunds Corporation
Gainey Center II, Suite 300
8501 North Scottsdale Road
Scottsdale, AZ 85253

NEWS RELEASE	For additional information:

Helen Johnson
Investor Relations
480-629-7607

George Gresham
Chief Financial Officer
480-629-7662
eFunds Corporation Reports Fourth Quarter and Full-Year 2005 Results
• Full-Year 2005 Diluted Earnings per share up 41% to $1.17
• Fourth Quarter 2005 Diluted Earnings per share of $0.27 versus $0.22 in 2004
Scottsdale, ARIZ., Feb. 22, 2006 — eFunds Corporation (NYSE: EFD), a leading provider of electronic payments, risk management and related outsourcing solutions, today reported its financial results for the fourth quarter and full-year ended December 31, 2005.
Fourth Quarter
For the fourth quarter of 2005, the Company reported net revenue of $138.0 million, an increase of approximately 6% over the net revenue of $130.5 million reported by the Company during the fourth quarter of 2004. Operating income increased 23% to $20.2 million, or 15% of net revenue, compared to $16.4 million, or 13% of net revenue, reported in the equivalent quarter of 2004. The Company reported diluted earnings per share for the fourth quarter of 2005 of $0.27 compared to $0.22 per diluted share reported in the fourth quarter of 2004.
Full Year
For the year ended December 31, 2005, the Company reported net revenue of $501.7 million, down 9% compared to the $552.1 million of net revenue reported in 2004. The decline in revenues in 2005 is reflective of the disposition of the Company’s ATM deployment business in late 2004. This decline was partially offset by acquisitions completed by the Company in 2005 and organic growth in its continuing businesses. Reported operating income for the year ended December 31, 2005 was $75.2 million, or 15% of net revenue, as compared to $58.5 million, or 11% of net revenue, for the prior year. Diluted earnings per share increased 41% to $1.17 per diluted share, compared with $0.83 per diluted share reported by the Company in 2004.
“2005 was a year of significant transformation for eFunds,” stated Paul Walsh, Chairman and Chief Executive Officer. “After divesting our low-growth, low-margin ATM business in late 2004, we acquired the leading prepaid solutions provider in July 2005. As a result, we have improved the earnings and growth profile of our Company and we look forward to continuing this trend in 2006. Our goal for the next phase of our Company’s development is to achieve sustainable double-digit revenue growth and 20% operating margins. We believe we are well positioned to achieve these targets following a very successful year in 2005,” Walsh said.
Forward Looking Statements
The Company reported that it expects full-year net revenue for 2006 to increase approximately 15 - 25 percent over full-year 2005 net revenue. Diluted earnings per share are expected to be between $1.15 and $1.25 for 2006 after giving effect to the adoption of SFAS 123R, which requires the expensing of stock options beginning January 1, 2006. Excluding the impact of SFAS 123R, the Company’s outlook equates to $1.26 - $1.36 per diluted share in 2006.
The foregoing expectations reflect the following assumptions:
•	An effective tax rate of approximately 34 percent for 2006;
•	Cash outlays for capital expenditures and product development activities will be somewhat higher than the amounts disbursed in 2005.
Conference Call
eFunds will hold a one-hour conference call today at 10:00 a.m. EST to discuss the Company’s quarterly and year-to-date financial performance. To listen to the conference call, dial 800-399-5351. (International callers dial 706-643-1939.) The call will also be broadcast on the Company’s Web site at

www.efunds.com under the “Our Company/Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.
Replay Information
A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 p.m. EST on March 8, 2006. You may access the replay by dialing 800-642-1687 (international callers dial 706-645-9291) and entering the Conference ID number 4945094. Additionally, a replay of the conference call will be available via the eFunds Web site at www.efunds.com.
About eFunds
eFunds Corporation is an industry leader with nearly 30 years of experience and expertise in electronic payments and risk management. eFunds leverages its business insight and domain expertise in these areas to develop comprehensive and effective electronic funds transfer and risk management solutions for financial institutions, electronic funds transfer networks, retailers, and government agencies around the world. Committed to providing excellent customer service and award-winning products, eFunds enables the world’s leading businesses to acquire the right customers, serve them more efficiently and keep them. www.efunds.com.
Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, the unpredictability of merger and acquisition activity, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2005.
####

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended December 31,
(in thousands, except per share amounts)	2005		2004
Net revenue	$138,026	100.0%	$130,496	100.0%

Operating expenses
Processing, communication and service costs	31,748	23.1%	44,771	34.3%
Employee costs	55,679	40.3%	46,772	35.9%
Depreciation and amortization	11,741	8.5%	8,523	6.5%
Other operating costs	18,655	13.5%	11,664	8.9%
Restructuring charge	—	0.0%	2,341	1.8%

Total operating expenses	117,823	85.4%	114,071	87.4%

Income from operations	20,203	14.6%	16,425	12.6%

Interest expense	(1,918)	-1.3%	(209)	-0.2%
Other income (expense) — net	894	0.6%	(33)	0.0%

Income before income taxes	19,179	13.9%	16,183	12.4%

Provision for income taxes	(6,520)	-4.7%	(4,856)	-3.7%

Net income	$12,659	9.2%	$11,327	8.7%

Shares outstanding
Basic	45,757		48,967

Diluted	47,122		50,653

Earnings per share
Basic	$0.28		$0.23

Diluted	$0.27		$0.22

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2005		2004
(in thousands, except per share amounts)	(Unaudited)
Net revenue	$501,708	100.0%	$552,148	100.0%

Operating expenses
Processing, communication and service costs	120,396	24.0%	217,736	39.4%
Employee costs	207,710	41.4%	189,762	34.4%
Depreciation and amortization	39,782	7.9%	36,201	6.6%
Other operating costs	58,584	11.7%	46,325	8.4%
Restructuring and provision for contract loss charges	—	0.0%	3,594	0.6%

Total operating expenses	426,472	85.0%	493,618	89.4%

Income from operations	75,236	15.0%	58,530	10.6%

Interest expense	(4,258)	-0.8%	(426)	-0.1%
Other income — net	4,680	0.9%	208	0.1%

Income before income taxes	75,658	15.1%	58,312	10.6%

Provision for income taxes	(19,915)	-4.0%	(17,494)	-3.2%

Net income	$55,743	11.1%	$40,818	7.4%

Shares outstanding
Basic	46,508		48,201

Diluted	47,755		49,405

Earnings per share
Basic	$1.20		$0.85

Diluted	$1.17		$0.83

EFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
(in thousands)	(Unaudited)
Current assets:
Cash and cash equivalents	$85,987	$274,477
Short-term investments	—	88,140
Restricted cash	28,183	2,392
Settlement assets	28,438	—
Accounts receivable — net	96,115	73,505
Other current assets	48,647	30,050

Total current assets	287,370	468,564

Property and equipment — net	63,721	50,320
Intangibles-net	398,337	103,672
Other non-current assets	14,754	20,405

Total assets	$764,182	$642,961

Current liabilities:
Accounts payable	$23,902	$21,984
Settlement liabilities	28,519	—
Accrued liabilities	81,063	85,021
Deferred revenue and gains	23,978	16,445
Long-term debt due within one year	5,030	1,955

Total current liabilities	162,492	125,405

Long-term deferred gains	27,637	37,539
Long-term debt	106,973	3,569
Other long-term liabilities	21,286	2,244

Total liabilities	318,388	168,757

Stockholders’ equity:
Common stock	505	493
Additional paid-in capital	465,304	446,825
Treasury stock at cost	(100,000)	—
Retained earnings	78,974	23,231
Accumulated other comprehensive income	1,011	3,655

Stockholders’ equity	445,794	474,204

Total liabilities and stockholders’ equity	$764,182	$642,961

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2005	2004
(in thousands)	(Unaudited)
Cash flows from operating activities:
Net income	$55,743	$40,818
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	16,241	14,689
Amortization	23,541	21,512
Deferred income taxes	6,342	(26,961)
Other — net	(206)	1,270
Changes in assets and liabilities
Restricted cash	3,289	1,776
Accounts receivable	(8,572)	(13,801)
Accounts payable	(10,329)	(1,999)
Income taxes receivable/payable	(25,032)	29,201
Other assets and liabilities	(19,082)	3,091

Net cash provided by operating activities	41,935	69,596

Cash flows from investing activities:
Capital expenditures	(29,406)	(28,651)
Acquisitions	(288,039)	(6,079)
Proceeds from sale of ATM portfolio	—	152,056
Purchases of short-term investments	(98,925)	(103,135)
Proceeds from sale of short-term investments	187,065	68,645
Other — net	(7,095)	(712)

Net cash (used in) provided by investing activities	(236,400)	82,124

Cash flows from financing activities:
Purchase of common stock	(100,000)	—
Issuance of common stock	14,999	24,668
Proceeds from long-term debt	295,110	—
Payments on long-term debt	(203,786)	(6,367)
Other	(348)	—

Net cash provided by financing activities	5,975	18,301

Net (decrease) increase in cash and cash equivalents	(188,490)	170,021
Cash and cash equivalents at beginning of period	274,477	104,456

Cash and cash equivalents at end of period	$85,987	$274,477

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	December 31,		Change
	2005	2004	$	%
(in thousands)
Net revenue:
Electronic payments	$80,424	$52,931	27,493	52%
Risk management	38,436	33,103	5,333	16%
Global outsourcing	19,166	26,510	(7,344)	-28%
ATM management[1]	—	17,952	(17,952)	*

Total net revenue	138,026	130,496	7,530	6%

Operating expenses:
Processing, employee and other costs —
Electronic payments	66,255	42,211	24,044	57%
Risk management	23,432	19,294	4,138	21%
Global outsourcing	15,214	16,757	(1,543)	-9%
ATM management[1]	—	17,595	(17,595)	*

Total processing, employee and other costs	104,901	95,857	9,044	9%

Allocated overhead —
Electronic payments	3,722	2,460	1,262	51%
Risk management	2,440	2,536	(96)	-4%
Global outsourcing	2,410	1,866	544	29%
ATM management[1]	—	2,005	(2,005)	*
Corporate	4,350	7,006	(2,656)	-38%

Total allocated overhead	12,922	15,873	(2,951)	-19%

Restructuring charges —
Electronic payments	—	362	(362)	*
Risk management	—	363	(363)	*
Global outsourcing	—	1,062	(1,062)	*
ATM management[1]	—	362	(362)	*
Corporate	—	192	(192)	*

Total restructuring charges	—	2,341	(2,341)	*

Income (loss) from operations:
Electronic payments	10,447	7,898	2,549	32%
Risk management	12,564	10,910	1,654	15%
Global outsourcing	1,542	6,825	(5,283)	-77%
ATM management[1]	—	(2,010)	2,010	*
Corporate	(4,350)	(7,198)	2,848	40%

Total income from operations	$20,203	$16,425	3,778	23%

[1] Includes operations through November 18, 2004.

*	Represents an increase or decrease greater than 100%.

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Year Ended
	December 31,		Change
	2005	2004	$	%
(in thousands)
Net revenue:
Electronic payments	$254,846	$203,609	51,237	25%
Risk management	158,271	140,099	18,172	13%
Global outsourcing	88,591	87,121	1,470	2%
ATM management[1]	—	121,319	(121,319)	*

Total net revenue	501,708	552,148	(50,440)	-9%

Operating expenses:
Processing, employee and other costs —
Electronic payments	218,633	164,747	53,886	33%
Risk management	92,399	82,612	9,787	12%
Global outsourcing	65,425	63,383	2,042	3%
ATM management[1]	—	115,064	(115,064)	*

Total processing, employee and other costs	376,457	425,806	(49,349)	-12%

Allocated overhead —
Electronic payments	13,672	10,801	2,871	27%
Risk management	9,220	9,186	34	0%
Global outsourcing	9,102	6,674	2,428	36%
ATM management[1]	—	8,198	(8,198)	*
Corporate	18,021	29,359	(11,338)	-39%

Total allocated overhead	50,015	64,218	(14,203)	-22%

Restructuring and provision for contract loss charges —
Electronic payments	—	1,540	(1,540)	*
Risk management	—	355	(355)	*
Global outsourcing	—	1,103	(1,103)	*
ATM management[1]	—	371	(371)	*
Corporate	—	225	(225)	*

Total restructuring and provision for contract loss charges	—	3,594	(3,594)	*

Income (loss) from operations:
Electronic payments	22,541	26,521	(3,980)	-15%
Risk management	56,652	47,946	8,706	18%
Global outsourcing	14,064	15,961	(1,897)	-12%
ATM management[1]	—	(2,314)	2,314	*
Corporate	(18,021)	(29,584)	11,563	39%

Total income from operations	$75,236	$58,530	16,706	29%

[1] Includes operations through November 18, 2004.

*	Represents an increase or decrease greater than 100%.

EFUNDS CORPORATION
SUPPLEMENTAL REVENUE DATA
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2005	2004	% Change	2005	2004	% Change
(in millions)
Electronic Payments
EFT processing	$34.4	$29.8	15%	$126.8	$111.0	14%
Prepaid solutions	25.2	—	*	45.0	—	*
Government services (EBT)	10.5	13.5	-22%	48.3	56.4	-14%
Software sales	10.3	9.6	7%	34.7	36.2	-4%

	$80.4	$52.9	52%	$254.8	$203.6	25%

Risk Management
Financial Institution products	$33.3	$28.6	16%	$136.8	$121.6	13%
Retail products	5.1	4.5	13%	21.5	18.5	16%

	$38.4	$33.1	16%	$158.3	$140.1	13%

Global Outsourcing
BPO	$14.8	$15.1	-2%	$59.4	$54.1	10%
IT services	4.4	11.4	-61%	29.2	33.0	-12%

	$19.2	$26.5	-28%	$88.6	$87.1	2%

ATM Management[1]	$—	$18.0	*	$—	$121.3	*

[1] Includes operations through November 18, 2004.

*	Represents an increase or decrease greater than 100%.